UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2006

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32319	20-1296886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

903 Calle Amanecer, Suite 100 San Clemente, California	92673
(Address of Principal Executive Office)	(Zip Code)

(949) 369-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On May 30, 2006, Sunstone Hotel Investors, Inc. (the “Company”) appointed William M. Wagner, 40, Senior Vice President and Chief Accounting Officer. Jon D. Kline, the Company’s Executive Vice President and Chief Financial Officer, previously served as the Company’s principal accounting officer. Mr. Wagner had previously served as Vice President—Accounting of the Company or one of its predecessors since July 2004. Since 2001 and prior to joining the Company or one of its predecessors, Mr. Wagner was Vice President, Financial Reporting for The TriZetto Group, Inc. where he was responsible for all financial accounting and reporting, including SEC compliance. From 1999 to 2001, Mr. Wagner worked for two start-up ventures where he was responsible for setting up financial accounting and reporting processes. From 1997 to 1999, he was Director, Financial Reporting of Irvine Apartment Communities, Inc. a NYSE publicly traded real estate investment trust. From 1990 to 1997, he worked for Ernst & Young LLP in their real estate group. Mr. Wagner holds a B.A. degree in Business Administration from the University of Washington and is a Certified Public Accountant in the State of California. There are no arrangements or understandings between Mr. Wagner and any other person(s) pursuant to which he was selected as an officer. In addition, there are no family relationships between Mr. Wagner and any other director or executive officer of the Company.

A copy of the Company’s press release announcing the appointment of Mr. Wagner to the position of Senior Vice President and Chief Accounting Officer is attached hereto as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) The following exhibit is filed herewith:

Exhibit Number	Description
99.1	Press Release dated June 2, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunstone Hotel Investors, Inc.

Date: June 2, 2006	By:	/s/ Jon D. Kline
Jon D. Kline Executive Vice President and Chief Financial Officer